 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA EDGAR ON MAY 18, 1999
                                                  REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MUSTANG SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           California                             7371                          77-0204718
 (State or other jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
  incorporation or organization)       Classification Code Number)        Identification Number)

                               6200 Lake Ming Road
                          Bakersfield, California 93306
                                 (661) 873-2500
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 JAMES A. HARRER
                      President and Chief Executive Officer
                             Mustang Software, Inc.
                               6200 Lake Ming Road
                          Bakersfield, California 93306
                          (661) 873-2500 Extension 9001
                              (661) 873-2457 (Fax)
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:

                               Mark A. Klein, Esq.
                               Freshman, Marantz,
                                    Orlanski,
                                 Cooper & Klein
                            9100 Wilshire Boulevard,
                                     8-East
                                Beverly Hills, CA
                                   90212-3480
                            Telephone: (310) 273-1870
                            Facsimile: (310) 274-8357

        Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                                           PROPOSED
                                                           PROPOSED        MAXIMUM
                                                            MAXIMUM       AGGREGATE       AMOUNT OF
        TITLE OF EACH CLASS OF           AMOUNT TO BE      PRICE PER       OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED          REGISTERED        UNIT(1)        PRICE(1)          FEE
-------------------------------------------------------------------------------------------------------
Common stock, no par value per
  share(2)(3)                               437,634(3)     $6.234375     $2,728,374       $  758(3)
Common stock, no par value per
  share(4)                                  200,000           $9.50       1,900,000          528
-------------------------------------------------------------------------------------------------------
                          Total                                                           $1,287
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average between the high and low prices on The Nasdaq SmallCap Market on May 14, 1999.

(2) The shares of common stock being registered hereunder are being registered for resale by the selling shareholders named in the prospectus (the "selling shareholders") and consist of 342,019 shares of outstanding common stock the selling shareholders own outright, 386,820 shares of common stock issuable upon exercise of outstanding warrants and 199,334 shares of common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock. In accordance with a Registration Rights Agreement dated as of December 31, 1998 between the Company and certain of the selling shareholders, the number of shares of common stock underlying the Series A Preferred Stock being registered hereunder equals 200% of 97,167 shares of common stock issuable upon conversion of 2,625 shares of outstanding Series A Convertible Preferred Stock (determined based on a conversion price equal to the lower of $2.75 per share or 90% of the average of the four lowest closing bid prices of the Company's common stock during the 14 trading-day period ending May 14, 1999.)

(3) Registrant is carrying forward (from Registration Statement No. 333-66663) a total of 485,539 shares of common stock, consisting of 248,539 outstanding shares and 237,000 shares issuable upon exercise of outstanding warrants, for which it has already paid a registration fee of $270.47.
    Such 485,539 shares being carried over are not included in the table.

(4) Consists of shares of common stock issuable upon exercise of warrants to purchase 200,000 shares of common stock. Such warrants are exercisable as follows: 35,000 shares are issuable on April 1, 1999 at $6.50 per share; 45,000 shares are issuable on July 1, 1999 at $7.50 per share; 55,000 shares are issuable on September 1, 1999 at $8.50 per share; and 65,000 shares are issuable on January 1, 2000 at $9.50 per share.

    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

    In accordance with Rule 429 under the Securities Act of 1933, the Prospectus contained herein constitutes a combined Prospectus relating to this Registration Statement and the Registration Statement (file No. 333-66663) declared effective by the Commission on December 8, 1998.

The information contained in this Prospectus is not yet complete, and we may supplement or amend it in the final version. We have filed a registration statement relating to the securities described in this Prospectus with the Securities and Exchange Commission. The selling shareholders may not sell these securities, or accept offers to buy them, until the registration statement becomes effective. This Prospectus is not an offer to sell these securities, and we are not soliciting offers to buy them. These securities will not be sold in any state where their offer or sale, or solicitations of offers to buy them, would be unlawful prior to their registration or qualification under the securities laws of any such state.

                    SUBJECT TO COMPLETION--DATED MAY 18, 1999

                             MUSTANG SOFTWARE, INC.

                                  COMMON STOCK

The shareholders of Mustang Software, Inc. listed below in the section of this Prospectus called "Selling Shareholders" are offering and selling up to 1,026,006 shares of Mustang's common stock. Of that common stock, the selling shareholders are offering up to

        -   342,019 shares that they own outright;

        - 97,167 shares that they may get upon their conversion of Mustang's Series A Convertible Preferred Stock which they own; and

        - 586,820 shares that they may purchase upon their exercise of Warrants which they own.

The selling shareholders acquired Mustang's common stock, Series A Convertible Preferred Stock and warrants in different transactions during the period from September 17, 1998 through April 1, 1999. These transactions are described in the section of this Prospectus called "Selling Shareholders." Mustang will not receive any proceeds from the sale of shares by the selling shareholders.

Mustang's common stock is listed on The Nasdaq SmallCap Market under the symbol "MSTG." On ________ __, 1999, the closing price on The Nasdaq SmallCap Market was $______ per share.

The selling shareholders may offer their Mustang shares through public or private transactions, in or off the over-the-counter market in the United States, at prevailing market prices, or at privately negotiated prices. For details of how the selling shareholders may offer their Mustang common stock, please the section of this Prospectus called "Plan of Distribution."

Your purchase of the common stock involves a high degree of risk. See "Risk Factors" beginning at page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Mustang shares offered or sold under this Prospectus, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

            The date of this Prospectus is ____________________, 1999

                       WHERE YOU CAN FIND MORE INFORMATION

Mustang files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document it files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows Mustang to "incorporate by reference" the information it files with it, which means that Mustang can disclose important information to you by referring you to those documents. The information incorporated by reference is part of this Prospectus, and later information that Mustang files with the SEC will automatically update and supersede this information. Mustang incorporates by reference the documents listed below. Mustang also incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all their shares. This Prospectus is part of a registration statement that Mustang filed with the SEC (Registration No. 333-______).

        - Mustang's Annual Report on Form 10-KSB for the year ended December 31, 1998;

        - Mustang's Current Report on Form 8-K dated December 31, 1998 and filed with the SEC on January 15, 1999.

        - The information concerning the Board of Directors of the Company at pages 2 to 4, inclusive, of Mustang's Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 with the SEC on May 11, 1999.

        - Mustang's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 filed with the SEC on May 17, 1999.

        - The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on March 10, 1995, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing us at the following address: 6200 Lake Ming Road, Bakersfield, California 93306,
Attention: Chief Financial Officer. You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. Mustang has not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of these shares in any state that does not permit the offer. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date of those documents.

                                Table of Contents

                                                                             Page
                                                                             ----
Where You Can Find More Information ......................................     2
About Mustang ............................................................     3
Risk Factors .............................................................     4
Use of Proceeds ..........................................................    12
Dividend Policy ..........................................................    12
Price Range of Common Stock ..............................................    13
Selling Shareholders .....................................................    14
Plan of Distribution .....................................................    16
Legal Matters ............................................................    17
Experts ..................................................................    17

                                  ABOUT MUSTANG

        We develop, market, service and support Internet Message Center. Internet Message Center is an e-mail management software solution that offers companies and other enterprises the ability to manage their inbound e-mail and Internet-based inquiries timely and accurately. We refer to Internet Message Center as "IMC." IMC competes in the emerging e-mail management market and has received several prestigious awards as best product in its class from sources devoted to monitoring the rapidly growing computer telephony, customer management, e-mail management and call center markets.

        We also develop, market and support other software products that offer businesses the capability to improve customer service, market products, enhance sales and increase employee productivity. These products include

        - ListCaster, a powerful e-mail message server that allows easy mass e-mailings from maintained lists and enables e-mail recipients to correspond with each other through the originating site on the World Wide Web of the Internet called a "Website"; and

        - FileCenter, a high performance application that permits operators of Websites known as "webmasters" to provide their users with an organized, searchable library of files.

        Our other product line consists of the QmodemPro line of telecommunications software, a proven application for connectivity to and from remote computers and computer systems.

        We began operations in 1986 as a sole proprietorship, became a general partnership in 1987 and incorporated in California on December 23, 1988. Our executive offices and sales, marketing and administration facilities are located at 6200 Lake Ming Road, Bakersfield, California, 93306 and our telephone number is (661) 873-2500.

        The following are our trademarks: Mustang(TM), Internet Message Center(TM), FileCenter(TM), ListCaster(TM) and QmodemPro(TM) . This Prospectus contains or incorporates by reference trademarks of other companies, including the following trademarks of Microsoft Corporation: "Exchange Server," "Microsoft," "Outlook," "Windows," "Windows 95," "Windows 98" and "Windows NT."

                                  RISK FACTORS

        This prospectus contains or incorporates forward-looking statements. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reflect our plans, intentions, and expectations reasonably, we can give no assurance that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have put in the cautionary statements below important factors that we believe could cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

OVER MOST OF THE LAST SEVERAL YEARS OUR REVENUES HAVE DECLINED AND WE HAVE SUFFERED LOSSES. WE MAY NEVER BE PROFITABLE.

        The following table shows the revenues and losses we have reported for the last several years.

                                      Year ended December 31,
                   -------------------------------------------------------------
                      1995             1996             1997             1998
                   ----------       ----------       ----------       ----------
Revenue            $4,820,000       $3,810,000       $1,898,000       $2,011,000
Net loss            1,097,000        3,453,000        1,341,000        1,157,000

        The decline in our revenue directly corresponds to the decline in sales of our legacy products, QmodemPro and Wildcat! Bulletin Board System software. These communication products predated the emergence of the Internet and the Web as a widely accepted and used communication medium. Our old products became antiquated for several reasons:

        - the built-in communication functions of Windows 95, Windows98 and Windows NT operating systems;

        - the emergence of internet service providers, which provided their own communications software, and Web browsers; and

        -   the use of commercial web sites instead of bulletin boards.

        While we were early to release our QmodemPro telecommunications software and our Wildcat!5 Net Server (called the "WinServer") products for Windows 95, the products did not achieve the market acceptance that we had expected and did not stem the decline in our revenues. Because of this and our decision to focus on products that are designed to facilitate interaction on the Internet, we sold our Wildcat! WinServer, Wildcat! BBS and Off-Line Xpress BBS mail reader product lines to Santronics Software, Inc. of Homestead, Florida in November 1998. We publicly announced our new product strategy in April 1997 and released the initial versions of ListCaster, IMC and FileCenter from May 1997 through October 1997. While sales of these products have increased since their introduction we have not derived sufficient revenues from these products to become profitable and continued to incur losses through December 31, 1998.

        In May 1999, we announced net income of $10,000 for the three months ended March 31, 1999, but we still had an operating loss of $4,000 for that period. We can be give no assurance that we will be able to market profitably IMC or any of our other products or any products we may develop in the future. Until we are able to generate sufficient revenues to offset costs and expenses, of which we can give no assurance, we will continue to sustain losses. Moreover, our losses may increase in the future as we try to implement announced plans to grow revenues.

OUR OPERATING RESULTS MAY VARY FROM QUARTER TO QUARTER AS A RESULT OF REVENUE SHORTFALLS OR OUR LENGTH SALES CYCLE.

        Our expense levels are based, in part, on our expectations of future revenues and are not expected to decrease, at least in the short term. In fact we expect expenses to increase as we implement a strategy to add sales and support personnel in an effort to grow revenues. Further, the competitive environment in which we compete may from time to time force us to make tactical or strategic decisions that disrupt or reduce anticipated revenues. Moreover, during 1998, which was the first year that we achieved material revenues from IMC and our other Internet-directed products that we introduced during 1997, we observed a trend that a disproportionate percentage of our net sales were generated during the last month of a quarter. As a result, a shortfall in sales in any quarter as compared to expectations may not be identifiable until the end of a quarter. We may not be able to adjust our spending plan timely enough to compensate for any future revenue shortfall. Any significant shortfall in sales in relation to our revenue expectations would have a material adverse impact on our business, results of operations, financial condition and prospects.

        The purchase of the Enterprise Edition of IMC, our core product, involves a significant commitment of customers' personnel and other resources. Furthermore, the cost of the software is typically only a small portion of the related hardware, development, training and integration costs associated with implementing a complete e-mail management solution. For these and other reasons, the sales cycle associated with the purchase of IMC is typically complex, lengthy and subject to a number of significant risks. Such risks include changes in customers' budgetary constraints and approval at senior levels of customers' organizations, over which we have no control. Such risks also include scheduling delays by customers that prevent our personnel from going on site to make or complete customer-ordered installations of IMC. Our sales cycle can range from four to six months or more and varies substantially from customer to customer. Because of the lengthy sales cycle and the dependence of our quarterly revenues upon a relatively small number of orders that represent large dollar amounts, the loss or delay of a single order could have a material adverse effect on our business, financial condition and results of operations.

WE ARE DEPENDENT ON IMC AND THERE IS AN UNCERTAIN MARKET FOR E-MAIL MANAGEMENT SOFTWARE.

        Prior to 1998, most of our revenues were derived from our Wildcat! WinServer and BBS software. Beginning in the second quarter of 1997 and continuing throughout that year, we changed our focus and launched new products designed to facilitate interaction on the Internet's World Wide Web. We released the Business Edition of IMC in September 1997 and our core product, the Enterprise Edition, in February 1998. Our future is dependent upon the acceptance by the market of IMC and our ability to market this e-mail management solution and related services successfully. IMC accounted for over 50 percent of our net sales during 1998, but we have only a limited operating history with respect to this product. As a result, and because of the recent emergence of the commercial e-mail management market, we have neither internal nor industry-based historical financial data for a significant period upon which to project revenues or base planned operating expenses. Our future operating results will depend on a variety of factors, including

        - our ability to maintain or increase market demand for IMC and our other products and services;

        -   the usage and acceptance of the Internet;

        - the introduction and acceptance of new, enhanced or alternative products or services by our competitors or us;

        - our ability to anticipate and effectively adapt to a developing market and to rapidly changing technologies,

        -   general economic conditions,

        -   competition by existing and emerging competitors,

        -   software defects and other quality control problems; and

        -   the mix of products and services that we sell.

OUR MARKET IS UNDEVELOPED AND RAPIDLY CHANGING.

        The markets for our products and services are at a very early stage of development, are rapidly changing and are characterized by an increasing number of market entrants that have introduced or are developing competing products and services for use on the Internet and the World Wide Web. As is typical for a new and rapidly evolving industry, demand for and market acceptance of recently introduced products and services are subject to a high level of uncertainty and risk. Acceptance and usage of the IMC is dependent on continued growth in use of e-mail as a primary means of communications by businesses and consumers. Businesses that already have invested substantial resources in traditional or other methods of conducting business may be reluctant to adopt new commercial methodologies or strategies that may limit or compete with their existing businesses. Individuals with established patterns of purchasing goods and services may be reluctant to alter those patterns. Accordingly, we can give no assurance that sufficient demand our products and services will develop to sustain our business.

        Further, we can give no assurance that use of e-mail as a primary method of communication or commerce over the Internet will become widespread or be sustained, that a substantial market for Mustang's products and services will emerge or that the IMC will be generally adopted. Our business, financial condition and results of operations will be materially and adversely affected if the market fails to develop as expected or develops more slowly than expected. Similarly, our business, financial condition and results of operations will be materially and adversely affected if the Internet infrastructure is not adequately expanded or managed, or if our products and services do not achieve market acceptance by a significant number of businesses.

OUR BUSINESS IS INTENSELY COMPETITIVE.

        The market for e-mail message management products and services is intensely competitive, and we expects competition to increase significantly. There are no substantial barriers to entry into our business, and we expect established and new entities to enter the market for e-mail message management products and services in the near future. It is possible that a single supplier will dominate one or more market segments including e-mail management, customer service and call center automation. Furthermore, since there are many potential entrants to the field, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product or service is competitive with the IMC.

        Our principal competitors in the e-mail message management market include Adante, Aptex Software, Brightware, eGain, General Interactive, Kana Communications, MessageMedia and Micro Computer Systems, each of which provides software solutions for e-mail management. We also compete with other firms that provide e-mail message management services on an outsourcing basis. We compete with a number of independent software suppliers who offer Web Server or telecommunications software as or among their product line(s). Several of our current and potential competitors have greater name recognition, larger installed customer bases, more diversified lines of products and services and significantly greater financial, technical, marketing and other resources than we do. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to businesses to induce them to use their products or services.

WE HAVE ONLY LIMITED INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS.

        We rely on a combination of trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect our proprietary rights. We believe that, due to the rapid pace of technological innovation for Internet products, our ability to establish and maintain a position of technology leadership in the industry depends more on the skills of our development personnel than upon the legal protections afforded its existing technology. We can give no assurance that trade secret, copyright and trademark protections will be adequate to safeguard the proprietary software underlying our products and services. Similarly, we can give no assurance that agreements with employees, consultants and others who participate in the development of our software will not be breached, that we will have adequate remedies for any breach or that our trade secrets will not otherwise become known. We also face the risk that notwithstanding our efforts to protect our intellectual property, competitors will be able to develop functionally equivalent e-mail message management technologies without infringing any of our intellectual property rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use products or technology that we consider proprietary and third parties may attempt to develop similar technology independently. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries. Accordingly, we can give no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology.

        As the use of the Internet for commercial activity increases, and the number of products and service providers that support Internet commerce increases, we believe that Internet commerce technology providers may become increasingly subject to infringement claims. We can give no assurance that plaintiffs will not file infringement claims in the future. Any such claims, with or without merit, could be time consuming, result in costly litigation, disrupt or delay the enhancement or shipment of our products and services or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable or favorable to us, which could have a material adverse effect on our business, financial condition and results of operations. In addition, Mustang may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.

WE ARE DEPENDENT ON OUR PRESIDENT AND CHIEF TECHNICAL OFFICER AND OTHER QUALIFIED PERSONNEL.

        We are dependent upon James A. Harrer, our President and Chief Executive Officer, and C. Scott Hunter, our Chief Technical Officer. The loss of either of these executives could have a material adverse effect on us. While we have employment agreements with these executives, they may terminate them without any reason upon four months notice. Moreover, unforeseen circumstances could cause either of them to no longer render services to us. We have key-man life insurance on the life of Mr. Harrer for $1,000,000. However, the proceeds from this policy may be insufficient to compensate us in case of Mr. Harrer's death. Further, this policy does not cover us in the event that he becomes disabled or is otherwise unable to render services. Our success is also dependent upon our ability to attract and retain highly qualified personnel. We can give no assurance that we will be able to recruit and retain such personnel.

WE ARE DEPENDENT ON THE INCREASED USAGE AND STABILITY OF THE INTERNET.

        The demand for products used on the Internet such as those offered by us will depend in significant part on continued rapid growth in the number of households and commercial, educational and government institutions with access to the Internet, in the level of usage by such entities. Usage of the Internet as a source for information, products and services is a relatively recent phenomenon. Accordingly, it is difficult to predict whether the number of users drawn to the Internet will continue to increase and whether any significant market for usage of the Internet for such purposes will continue to develop and expand. We can give no assurance that Internet usage patterns will not decline as the novelty of the medium recedes or that the quality of products and services offered online will improve significantly to continue to support user interest. In addition, it is uncertain whether the cost of Internet access will decline. Failure of the Internet to stimulate user interest and be accessible to a broad audience at moderate costs would jeopardize the markets for our products and services.

        Issues regarding the stability of the Internet's infrastructure remain unresolved. The rapid rise in the number of Internet users and increased transmission of audio, video, graphical and other multimedia content over the Internet has placed increasing strains on the Internet's communications and transmission infrastructures. Continuation of such trends could lead to significant deterioration in transmission speeds and reliability of the Internet and could reduce the usage of the Internet by businesses and individuals. The Internet continues to experience significant growth in the number of users and level of use. Without corresponding increases and improvements in the Internet infrastructure, there can be no assurance that the Internet will be able to support the demands placed upon it by such continued growth. Any failure of the Internet to support such increasing number of users due to inadequate infrastructure, or otherwise, would seriously limit the development of the Internet as a viable source of communication or commerce.

This could materially and adversely affect the acceptance of our products and services which would, in turn, materially and adversely affect our business, results of operations, financial condition and prospects.

WE FACE RISKS FROM REGULATORY AND LEGAL UNCERTAINTIES INVOLVING THE INTERNET.

        We believer we are not currently subject to direct regulation by any government agency in the U.S., other than regulations generally applicable to businesses, and there are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. However, there can be no assurance that federal, state or foreign agencies will not attempt in the near future to begin to regulate the market for Internet commerce. More generally, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations will be adopted with respect to the Internet, covering issues such as user privacy, pricing, taxation and characteristics and quality of products and services. For example, the Telecommunications Reform Act of 1996 may subject certain Internet content providers to criminal penalties for the transmission of certain information and could also result in liability to Internet service providers, Websites and transaction facilitators such as us. Various foreign jurisdictions have also moved to regulate access to the Internet and to strictly control World Wide Web content. Even if our business is not directly subject to regulation, the adoption of any such laws or regulations may inhibit the growth of the Internet, or the businesses of the users of our products and services, which could in turn adversely affect our business, financial condition and results of operations. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel, taxation and personal privacy is uncertain. Such uncertainty creates the risk that such laws could be interpreted in a manner that could generally inhibit commerce on the Internet and adversely impact our business.

        Due to the growth of Internet commerce, Congress has considered regulating providers of services and transactions in this market, and federal or state authorities could enact laws, rules or regulations affecting our business or operations. Government agencies may promulgate rules and regulations affecting our activities or those of the users of our products and services. Any or all of these potential actions could result in increased operating costs for us or for the principal users of our products or services and could also reduce the convenience and functionality of our products or services. This could result in reduced market acceptance, which would have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS FACES RISKS FROM YEAR 2000 COMPLIANCE ISSUES.

        Many currently installed computer systems and software products are coded to accept only two-digit entries in date code fields. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than a year, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements. We designed IMC and our other products to be Year 2000 compliant and have completed a systematic effort to identify any Year 2000 compliance problems in the various components of its products. However, significant uncertainty exists concerning the potential effects associated with compliance. Although we believe that our IMC and other products are Year 2000 compliant, we can give no assurance that coding errors or other defects will not be discovered in the future. Moreover, Year 2000 problems affecting other hardware or software products, which our customers rely on or intend to use beyond the end of 1999, could adversely affect the use or functionality of our products. Any Year 2000 compliance problem affecting us, our service providers, customers or the Internet infrastructure could result in a material adverse effect on our business, operating results and financial conditions.

WE MAY HAVE DIFFICULTY MAINTAINING OUR COMMON STOCK ON NASDAQ.

        We currently list our common stock on The Nasdaq SmallCap Market. Nasdaq moved our listing from the Nasdaq National Market to the Nasdaq Small Cap Market on October 15, 1998 because we did not meet the maintenance requirements for the Nasdaq National Market. We have to maintain certain minimum requirements for the continued listing of our common stock on The Nasdaq SmallCap Market. In this regard, we need:

        - net tangible assets of at least $2,000,000, or a market capitalization of at least $35,000,000, or net income in two of the last three years of at least $500,000;

        - a public float (i.e., the number of shares held by the public) of at least 500,000 shares with a minimum market value of $1,000,000;

        -   a minimum bid price of at least $1.00 per share; and

        - a minimum of two active market makers and 300 round lot shareholders.

        While we met the requirements for continued listing at March 31, 1999, we had only $2,362,453 of net tangible assets at that date. Accordingly, our common stock could be delisted from the Nasdaq Market in the future if we

        - report losses during the quarter ending June 30, 1999 or future quarters that causes our net tangible assets to drop below $2,000,000; and

        - we are unable or unwilling to raise needed capital to satisfy the net tangible asset requirement; or

        - we fail to satisfy an alternative criterion for continued listing (such as market capitalization of at least $35,000,000).

        Similarly, if we are unable to satisfy Nasdaq's other maintenance requirements, Nasdaq may delist our common stock from The Nasdaq Stock Market. If our stock is delisted from The Nasdaq Stock Market, public trading, if any, in the common stock would be limited to the over-the-counter markets in the so-called "pink sheets" or the NASD's OTC Electronic Bulletin Board. Consequently, the liquidity of our common stock and our ability to raise additional equity capital, if required, could be impaired.

IF DELISTED FROM THE NASDAQ STOCK MARKET OUR STOCK FACES LIQUIDITY RISKS FROM PENNY STOCK REGULATION.

        If Nasdaq delists our common stock from The Nasdaq Stock Market, we could become subject to Rule 15g-9 under the Securities Exchange Act of 1934. This rule imposes additional sales practice requirements on broker-dealers who sell so-called "penny" stocks to persons other than established customers and "accredited investors." Generally, accredited investors are individuals with a net worth more than $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction before sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell our shares in the secondary market.

        Subject to some exceptions, the SEC's regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price of less than $5.00 per share. Unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market and the associated risks. The rules also require disclosure about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, the rules require that broker-dealers send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        If our common stock became subject to the rules applicable to penny stocks, the market liquidity for the common stock could be severely adversely affected.

                                 USE OF PROCEEDS

        Mustang Software, Inc. will not receive any proceeds from the sales of shares of common stock by the selling shareholders. Mustang will add the net proceeds, if any, received from the exercise of the Warrants to working capital and used its for general corporate purposes. There can be no assurance as to whether any, or the number of, Warrants that may be exercised.

                                 DIVIDEND POLICY

        Mustang has never declared or paid cash dividends on the common stock since its inception. Mustang currently intends to retain all of its earnings, if any, for use in the operation and expansion of its business and does not intend to pay any cash dividends to its stockholders in the foreseeable future.

                           PRICE RANGE OF COMMON STOCK

               Shares of Mustang's common stock have traded on the over-the-counter market since its initial public offering on April 5, 1995 and are included in The Nasdaq Stock Market under the symbol "MSTG." The following table sets forth for the quarters indicated the high and low last reported sale prices as reported on the Nasdaq National Market through October 14, 1998 and the high and low bid prices as reported on The Nasdaq SmallCap market from October 15, 1998. Quotations since October 15, 1998 reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                          HIGH            LOW
                                                         -----           -----
        1997
        First Quarter                                    $2.50           $ .63
        Second Quarter                                    1.63             .63
        Third Quarter                                     2.13             .56
        Fourth Quarter                                    1.88             .50
        1998
        First Quarter                                    $4.06           $1.25
        Second Quarter                                    3.25            1.25
        Third Quarter                                     2.28            1.50
        Fourth Quarter                                    3.00            1.00
        1999
        First Quarter                                    $5.94            2.28
        Second Quarter (through May 14, 1999)            12.00            6.00

        The 4,586,173, shares of common stock of Mustang outstanding as of May 11, 1999 were held of by 121 shareholders of record, who, Mustang believes, held for in excess of 400 beneficial holders. On May 14, 1999, the last sale price of the common stock as reported on The Nasdaq SmallCap Market was $6.063 per share.

                                     SELLING SHAREHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of May 11, 1999. Information in the table concerning the selling shareholders and the shares they may offer from time to time hereunder is based on information provided to Mustang by such shareholder. Because the selling shareholders may offer all or some of the shares pursuant to this Prospectus, and to Mustang's knowledge there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, no estimate can be given as to the amount of shares that will be held by the selling shareholders after completion of this offering. Information concerning the selling shareholders may change from time to time and any changes of which Mustang is advised will be set forth in a Prospectus Supplement to the extent required. See "Plan of Distribution."

                                                       Number of shares of common stock
                                     ----------------------------------------------------------------------
                                                          Issuable                           Beneficially
                                                            upon                               owned and          Percent
                                                         conversion          Issuable         offered by             of
                                         Owned           of Series A           upon              this            outstand-
                                      before this         Preferred         exercise of       Prospectus         ing shares
Name of Selling Shareholder             offering          Stock(1)           warrants             (2)               (2)
----------------------------------   ---------------    --------------     --------------    --------------     -------------
Settondown Capital
   International Ltd.(3)..........       33,910            4,627              145,910           184,447              3.9%
The Cutty Hunk Fund Ltd. (4)......      176,005           46,270              113,410           335,685              7.1%
Canal, Ltd.(5)....................      100,000                                45,000           145,000              3.1%
Manchester Asset
   Management Ltd(6)..............        3,444                                45,000            48,444              1.1%
Avalon Capital, Ltd.(7)...........                        46,270               37,500            83,770              1.8%
Continental Capital and Equity
   Corporation(8).................                                            200,000               (8)               (8)
MurkWorks, Inc.(9)................       28,660                                                  28,660              0.6%

-----------

(1) Each share of Series A Preferred Stock is convertible into that number of shares of Mustang's Common Stock which is determined by dividing its $100 plus 5% per annum thereon from December 31, 1998 to the date of conversion, by the lower of $2.75 per share or the "market price" per share at the time of conversion. The "market price" for purposes of conversion is 90% of the average of the four lowest closing bid prices of the Common Stock during the 10 day trading period immediately preceding the conversion date (the "Lookback Period"). The Lookback Period is increased by two trading days every month commencing on April 1, 1999 and continues to increase by two trading days every month thereafter that the Preferred Stock is outstanding until the Lookback Period equals a maximum of thirty trading days. Accordingly as of the date of this Prospectus, the lookback period is 14 trading days. The number of shares of common stock included in the table as underlying shares the Preferred Stock consists of 97,167 shares of common stock issuable upon conversion of 2,625 shares of outstanding Series A Preferred Stock (based upon a conversion price of $2.75 per share, which was lower than the market price per share calculated in accordance with the parties agreement. Mustang agreed to register 200% of the number of shares of common stock so determined in a Registration Rights Agreement with the selling shareholders owing such Preferred Stock entered into on December 31, 1998. The number of shares of common stock actually issued upon conversion of the Series A Preferred Stock will depend on the market price of Mustang's common stock at the time the Series A Preferred Stock is converted by the selling shareholders from time to time. Accordingly, information concerning the number of shares of common stock issuable upon conversion of the Series A Preferred

        Stock and the number of shares that the selling shareholders will offer may change from time to time and any changes of which Mustang is advised will be set forth in a Prospectus Supplement to the extent required.

(2) Except as noted in footnote (8) below, beneficial ownership for purpose of computing the percent of outstanding shares is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock issuable upon exercise of the Series A Preferred Stock and warrants are considered outstanding for purpose of computing the percentage ownership of the selling shareholder holding the Series A Preferred Stock and Warrants but are not considered outstanding for purpose of computing percentage ownership of any other selling shareholder.

(3) Includes 102,000 shares underlying warrants issued in a September 1998 private placement of securities (the "September 98 Private Placement");4,627 shares underlying 125 shares of Series A Convertible Preferred Stock and 10,000 shares underlying warrants issued in a December 1998 off-shore transaction under Regulation S (the "December 98 Regulation S Financing"); and 33,910 shares, and 33,910 shares underlying warrants issued in a March 1999 off-shore transaction under Regulation S (the "March 1999 Regulation S Financing").

(4) Includes 145,095 shares, and 45,000 shares underlying warrants, issued in the September 98 Private Placement;46,270 shares underlying 1,250 shares of Series A Convertible Preferred Stock and 37,500 shares underlying warrants issued in the December 98 Reg. S Financing; and 30,910 shares and 30,910 shares underlying warrants issued in the March 1999 Reg. S Financing.

(5) Includes 100,000 shares, and 45,000 shares underlying warrants, issued in the September 98 Private Placement.

(6) Includes 3,444 shares, and 45,000 shares underlying warrants, issued in the September 98 Private Placement.

(7) Includes 46,270 shares underlying 1,250 shares of Series A Convertible Preferred Stock and 37,500 shares underlying warrants issued in the December 98 Reg. S Financing.

(8) Shares of Continental Capital and Equity Corporation ("Continental") consist solely of shares issuable upon exercise of warrants granted as of April 1, 1999 in connection with Mustang's engagement of Continental as its Investor and Financial Public Relations firm. Under the agreement, Mustang engaged Continental for one year as its financial and investor public relations firm for $48,000 payable monthly, plus incentive compensation and granted Continental warrants to purchase 200,000 shares are exercisable as follows: 35,000 shares are issuable on April 1, 1999 at $6.50 per share; 45,000 shares are issuable on July 1, 1999 at $7.50 per share; 55,000 shares are issuable on September 1, 1999 at $8.50 per share; and 65,000 shares are issuable on January 1, 2000 at $9.50 per share. Under the rules and regulations of the Securities and Exchange Commission, only shares owned or which may be acquired within 60 days are considered beneficially owned. On that basis, 80,000 shares or 1.7% of Mustang's shares were beneficially owned by Continental on May 11, 1999. If all of Continental's warrants for 200,000 shares were immediately exercisable, Continental's beneficial ownership would be 4.2% of Mustang's shares on May 11, 1999. Continental is offering for resale all 200,000 shares by this Prospectus as it may acquire such shares from time to time upon exercise of its warrants.

(9) Shares of MurkWorks, Inc. ("MurkWorks") consist solely of shares sold to MurkWorks on March 29, 1999 upon MurkWorks' exercise of options granted in connection with the signing of Software License and Joint Support Agreements between Mustang and Murkworks in February 1997.

        To Mustang's knowledge, none of the selling shareholders has any material relationship with Mustang or engaged in any transaction with it except for the transactions in which they acquired their securities or as otherwise noted above.

                              PLAN OF DISTRIBUTION

        The distribution of the shares by the selling shareholders may be effected from time to time in one or more transactions (which may involve block transactions), in special offerings, exchange distributions and/or secondary distributions, in negotiated transactions, in settlement of short sales of common stock or a combination or such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on the over-the-counter market or privately. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders for whom they may act as agent (which compensation may be in excess of customary commissions). Without limiting the foregoing, such brokers may act as dealers by purchasing any and all of the shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus. The selling shareholders and any broker-dealers or other persons acting on the behalf of parties that participate with such selling shareholders in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 (the "Securities Act"). As of the date of this Prospectus, Mustang is not aware of any agreement, arrangement or understanding between any broker or dealer and the selling shareholders with respect to the offer or sale of the shares pursuant to this Prospectus.

        At the time that any particular offering of shares is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of shares being offered, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

            Selling shareholders may also sell their shares pursuant to Rule 144 promulgated under the Securities Act. Each of the selling shareholders may from time to time pledge the shares owned by it to secure margin or other loans made to such selling shareholder. Thus, the person or entity receiving the pledge of any of the shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for such selling shareholder.

            Mustang will not receive any of the proceeds from any sale of the shares by the selling shareholders offered hereby.

            Mustang and certain of the selling shareholders have entered into agreements under which Mustang and the selling shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The selling shareholders with whom Mustang has entered into such agreements include: Settondown Capital International Ltd., The Cutty Hunk Fund Ltd. Canal, Ltd., Manchester Asset Management Ltd., Avalon Capital, Ltd. and MurkWorks, Inc. Mustang will bear customary expenses incident to the registration of the shares for the benefit of such selling shareholders, other than underwriting discounts commissions.

                                  LEGAL MATTERS

        The validity of the common stock offered hereby has been passed upon for the Company by Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation, Beverly Hills, California.

                                     EXPERTS

        The financial statements of the Company incorporated into this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein and in the Registration Statement of which this Prospectus is a part in reliance upon the report of Arthur Andersen LLC and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby, other than underwriting commissions and discounts, all of which are estimated except for the SEC and NASD filing fees.

         Item                                                   Amount
         ----                                                  --------
SEC registration fee                                           $ 1,287
Nasdaq Additional Listing Fee                                      *
Blue Sky fees and expenses                                         *
Printing and engraving expenses                                    *
Legal fees and expenses                                            *
Accounting fees and expenses                                       *
Transfer Agent and registrar fees                                2,500
Miscellaneous expenses                                             *
                                                               -------
        Total                                                      *
                                                               =======

----------------
* To be filed by amendment.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Mustang Software, Inc., (the "Company") require the Company to indemnify officers and directors of the Company to the fullest extent permissible under California law. Section 317 of the California General Corporation Law makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

The Company has entered into agreements with certain of the selling shareholders (specifically the agreements included as Exhibits 4.5, 4.10, 4.13 and 4.16 to this Registration Statement) under which such selling shareholders agree to indemnify and hold harmless each officer of Mustang who signed this Registration Statement, each director of Mustang and each person, if any, who controls Mustang within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 for any losses, claims, damages or liabilities to which any of them may become subject, to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement or omission in the Registration Statement or any prospectus forming a part thereof made in reliance upon and in conformity with written information furnished to Mustang by such selling shareholder specifically for use in the Registration Statement or prospectus

ITEM 16.  EXHIBITS

4.1      Form of Common Stock certificate (incorporated by reference to Exhibit
         4.1 of the Company's Registration Statement of Form SB-2 (file no. 33-89900-LA)).

4.2 Securities Purchase Agreement dated as of September 14, 1998 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement of Form S-3 (file no. 333-66663) filed November 2, 1998).

4.3 Certificate of Determination of Mustang Software, Inc. relating to the authorization and determination of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement of Form S-3 (file no. 333-66663) filed November 2, 1998).

4.4 Escrow Agreement dated as of September 14, 1998 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 4.4 of the Company's Registration Statement of Form S-3 (file no. 333-66663) filed November 2, 1998).

4.5 Registration Rights Agreement dated as of September 14, 1998 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 4.5 of the Company's Registration Statement of Form S-3 (file no. 333-66663) filed November 2, 1998).

4.6      Form of Stock Purchase Warrant A (incorporated by reference to Exhibit
         4.6 of the Company's Registration Statement of Form S-3 (file no. 333-66663) filed November 2, 1998).

4.7      Form of Stock Purchase Warrant B (incorporated by reference to Exhibit
         4.7 of the Company's Registration Statement of Form S-3 (file no. 333-66663) filed November 2, 1998).

4.8 Securities Purchase Agreement dated as of December 31, 1998 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed January 15, 1999).

4.9 Escrow Agreement dated as of December 31, 1998 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 99.3 of the Company's Current Report on Form 8-K filed January 15, 1999).

4.10 Registration Rights Agreement dated as of December 31, 1998 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 99.4 of the Company's Current Report on Form 8-K filed January 15, 1999).

4.11 Form of Warrants issued on December 31, 1998 to Investors and Placement Agent (incorporated by reference to Exhibit 99.5 of the Company's Current Report on Form 8-K filed January 15, 1999).

4.12 Securities Purchase Agreement dated as of March 31, 1999 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-QSB filed May 14, 1999).

4.13 Registration Rights Agreement dated as of March 31, 1999 between the Company and Settondown Capital International Limited and the other investors named therein (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-QSB filed May 14, 1999).

4.14 Form of Warrants issued on March 31, 1999 to Investors and Placement Agent (incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-QSB filed May 14, 1999).

4.15 Marketing Agreement dated as of March 30, 1999 between the Company and Continental Capital & Equity Corporation (to be filed by amendment).

4.16 Indemnity/Contribution Agreement by and between the Company and MurkWorks, Inc. and Brad J. Clements.

5 Opinion of Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation (to be filed by amendment)

23.1     Consent of Arthur Andersen LLP.

23.2 Consent of Freshman, Marantz, Orlanski, Cooper & Klein, a law corporation (contained in Exhibit 5)

24.1     Power of Attorney (contained on Signature page)

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraph (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on the 17th day of May, 1999.

                                        MUSTANG SOFTWARE, INC.

                                        By: /s/ James A. Harrer
                                            ------------------------------------
                                            James A. Harrer, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Harrer and Donald M. Leonard, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE                              DATE
                ---------                                  -----                              ----
     /s/   James A. Harrer                 President and Chief Executive Officer
-----------------------------------------  and a Director                                 May 17, 1999
           James A. Harrer                 (Principal Executive Officer)

     /s/   Donald M. Leonard               Vice President Finance and
-----------------------------------------  Officer Chief Financial                        May 17, 1999
           Donald M. Leonard               (Principal Financial and
                                           Accounting Officer)

     /s/   Stanley A. Hirschman            Chairman of the Board of Directors             May 17, 1999
-----------------------------------------
           Stanley A. Hirschman

     /s/   Michael Noling                  Director                                       May 17, 1999
-----------------------------------------
           Michael Noling

       /s/ Phillip E. Pearce               Director                                       May 17, 1999
-----------------------------------------
           Phillip E. Pearce

       /s/ Anthony Mazzarella              Director                                       May 17, 1999
-----------------------------------------
           Anthony Mazzarella